As filed with the Securities and Exchange Commission on August 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CytomX Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-3521219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

(Address of Principal Executive Offices) (Zip Code)

CytomX Therapeutics, Inc. Amended and Restated 2015 Equity Incentive Plan

CytomX Therapeutics, Inc. Amended and Restated Employee Stock Purchase Plan

(Full Title of the Plans)

Sean A. McCarthy, D.Phil.

President and Chief Executive Officer

CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

(650) 515-3185

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

John C. Williams, Esq.

Latham & Watkins LLP

801 Jefferson Avenue, Suite 300

Redwood City, California 94063

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,500,000 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-207694, 333-209992, 333-215795, 333-223491, 333-229916, 333-236711, 333-253452, 333-263321, 333-270869, 333-277819, 333-285594, and 333-289370) are effective: the CytomX Therapeutics, Inc. Amended and Restated 2015 Equity Incentive Plan, as a result of the amendment of such plan, which added 6,500,000 shares of common stock, and the CytomX Therapeutics, Inc. Amended and Restated Employee Stock Purchase Plan, as a result of the amendment of such plan, which added 1,000,000 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 30, 2015 (File No. 333-207694), March 7, 2016 (File No. 333-209992), January 27, 2017 (File No. 333-215795), March 7, 2018 (File No. 333-223491), February 27, 2019 (File No. 333-229916), February 27, 2020 (File No. 333-236711), February 24, 2021 (File No. 333-253452), March 4, 2022 (File No. 333-263321), March 27, 2023 (File No. 333-270869), March 11, 2024 (File No. 333-277819), March 6, 2025 (File No. 333-285594), and August 7, 2025 (File No. 333-289370) are incorporated by reference herein; except for Item 8 which is being updated by this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number		Filed Herewith

4.1	Amended and Restated Certificate of Incorporation.	8-K	5/17/2024	3.1

4.1(a)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	6/22/2026	3.1

4.2	Amended and Restated Bylaws.	8-K	3/22/2024	3.1

4.3	Form of Common Stock Certificate.	S-1/A	9/28/2015	4.1

4.4	Registration Rights Agreement dated as of September 29, 2017 by and between CytomX Therapeutics, Inc. and Amgen, Inc.	10-Q	11/7/2017	4.4

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.					X

99.1(a)#	CytomX Therapeutics, Inc. Amended and Restated 2015 Equity Incentive Plan.	8-K	6/22/2026	10.1

99.1(b)#	Form of Option Award Notice under the CytomX Therapeutics, Inc. Amended and Restated 2015 Equity Incentive Plan.	10-Q	11/23/2015	10.4

99.1(c)#	Form of Early Exercise Option Award Notice under the CytomX Therapeutics, Inc. Amended and Restated 2015 Equity Incentive Plan.	10-Q	11/23/2015	10.5

99.1(d)#	Form of Restricted Share Unit Award Grant Notice and Agreement under the CytomX Therapeutics, Inc. Amended and Restated 2015 Equity Incentive Plan.	10-K	3/1/2022	10.3	(d)

99.2#	CytomX Therapeutics, Inc. Amended and Restated Employee Stock Purchase Plan.	8-K	6/22/2026	10.2

107	Filing Fee Table.					X

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, State of California, on August 6, 2026.

CytomX Therapeutics, Inc.

By:	/s/ Sean A. McCarthy
Sean A. McCarthy, D.Phil.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sean A. McCarthy, D.Phil., and Christopher W. Ogden, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sean A. McCarthy Sean A. McCarthy, D.Phil.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 6, 2026

/s/ Christopher W. Ogden Christopher W. Ogden	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2026

/s/ Matthew P. Young Matthew P. Young	Director	August 6, 2026

/s/ Alan Ashworth Alan Ashworth, Ph.D. FRS	Director	August 6, 2026

/s/ James R. Meyers James R. Meyers	Director	August 6, 2026

/s/ Elaine V. Jones Elaine V. Jones, Ph.D.	Director	August 6, 2026

/s/ Halley E. Gilbert Halley E. Gilbert	Director	August 6, 2026

/s/ Mani Mohindru Mani Mohindru, Ph.D.	Director	August 6, 2026

/s/ Zhen Su Zhen Su, M.D.	Director	August 6, 2026

/s/ Charles Fuchs Charles Fuchs, M.D., M.P.H.	Director	August 6, 2026